Exhibit 99.1

Information Relating to Part II.

Item 14.—Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Skyline Champion Corporation, registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-226176) filed on July 13, 2018, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee, which was paid in connection with the filing of the Registration Statement.

Securities and Exchange Commission registration fee	$14,506
Printing and engraving expenses	8,494
Blue sky fees and expenses	15,000
Legal fees and expenses	200,000
Accounting fees and expenses	32,000
Transfer Agent and Registrar fees	10,000
Miscellaneous	20,000

Total	$300,000